EXHIBIT 21
                                 SUBSIDIARIES OF

                            COMVERSE TECHNOLOGY, INC.
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                                                                             JURISDICTION OF
           SUBSIDIARY                                                         INCORPORATION
           Amarex Technology, Inc.                                               Delaware
           Boston Technology Australia/New Zealand, Inc.                         Delaware
           Boston Technology Europe, Inc.                                        Delaware
           Boston Technology Foreign Sales Corp.                                 Barbados
           Boston Technology India, Inc.                                         Delaware
           Boston Technology International, Inc.                                 Delaware
           Boston Technology Investments, Inc.                                   Delaware
           Boston Technology Japan, Inc.                                         Delaware
           Boston Technology Mexico, Inc.                                        Delaware
           Boston Technology Pac Rim, Inc.                                       Delaware
           Boston Technology Securities, Inc.                                    Delaware
           Comverse Australasia Pty. Ltd.                                        Australia
           Comverse do Brasil Ltd.                                               Brazil
           Comverse Holdings, Inc.                                               Delaware
           Comverse Information Systems Ltd                                      Israel
           Comverse Infosys Canada, Inc.                                         Canada
           Comverse Infosys Gmbh                                                 Germany
           Comverse Infosys, Inc.                                                Delaware
           Comverse Infosys Ltd.                                                 Israel
           Comverse Infosys Technology, Inc.                                     Delaware
           Comverse Infosys UK Ltd.                                              U.K.
           Comverse Investments Limited                                          Israel
           Comverse Managed Services, Inc.                                       Delaware
           Comverse Media Inc.                                                   Delaware
           Comverse Network Systems Europe B.V.                                  Netherlands
           Comverse Network Systems Hong Kong Ltd.                               Hong Kong
           Comverse Network Systems Iberia                                       Spain
           Comverse Network Systems, Inc.                                        Delaware
           Comverse Network Systems India Pvt. Ltd.                              India
           Comverse Network Systems International Inc., S.A. de C.V.             Mexico
           Comverse Network Systems Japan Ltd.                                   Japan
           Comverse Network Systems Ltd.                                         Israel
           Comverse Network Systems OY                                           Finland
           Comverse Network Systems S.A.S.                                       France
           Comverse Network Systems Servicios Mexico S.C.                        Mexico
           Comverse Network Systems South Africa                                 South Africa
           Comverse Network Systems UK Ltd.                                      U.K.
           Comverse Patent Holding, Inc.                                         Delaware
           Comverse Technology GmbH                                              Germany
           Comverse Technology Italy Srl.                                        Italy
           Comverse Technology Singapore Pte Ltd.                                Singapore


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                                                                               JURISDICTION OF
           SUBSIDIARY                                                           INCORPORATION


           CTI Capital Corporation                                               Delaware
           CTI Venture Corp.                                                     Delaware
           MITIC Syndication Pty Ltd.                                            South Africa
           Music4me Ltd   Israel
           Netology Ltd.  Israel
           Starhome B.V.                                                         Netherlands
           Star Home Gateway US, Inc.                                            Delaware
           StarHome GmbH                                                         Switzerland
           Starhome Limited                                                      Israel
           Startel Corporation                                                   California
           Telmessage International BVI Ltd.                                     British Virgin Islands
           Telemessage Philippines Inc.                                          Philippines
           Telemessage Pty Ltd.                                                  South Africa
           Telemesser International (1995) Ltd.                                  Israel
           Telemesser Netherlands Ltd.                                           Netherlands
           Telemesser U.K. Ltd.                                                  U.K.
           Telemesser Limited                                                    Israel
           Ulticom Europe SAS                                                    France
           Ulticom, Inc.                                                         New Jersey
           Voice Mail One                                                        Delaware

           Comsor Investment Fund LDC
               (owned 50% by CTI Capital)                                        Cayman Islands
           Comsor Venture Fund LDC
               (owned 50% by CTI Capital)                                        Cayman Islands
           Pacific Links Technologies Pte Ltd
               (owned 50% by Comverse Isfosys)                                   Singapore

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